333154512

Effective January 29 2010 the
Companys Name will change from
Cintra Concesiones de
Infraestructuras to Ferrovial SA.


AMERICAN DEPOSITARY
SHARES
One 1 American Depositary Share
represents
One 1 Share
THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR COMMON STOCK OF
FERROVIAL S.A.
INCORPORATED UNDER THE
LAWS OF SPAIN
       The Bank of New York Mellon
as depositary hereinafter called the
Depositary hereby certifies i that there have been deposited with the Depositary or its agent nominee custodian clearing agency or correspondent the securities described above Shares or evidence of the right to receive such Shares ii that at the date hereof each American
Depositary Share evidenced by this
Receipt represents the amount of Shares
shown above and that

or registered assigns IS THE OWNER
OF  AMERICAN DEPOSITARY
SHARES
hereby evidenced and called and except
as otherwise herein expressly provided
is entitled upon surrender at the
Corporate Trust Office of the Depositary
New York New York of this Receipt
duly endorsed for transfer and upon
payment of the charges as provided on
the reverse of this Receipt and in
compliance with applicable laws or
governmental regulations at Owners
option 1 to delivery at the office of the
agent nominee custodian clearing
agency or correspondent of the
Depositary to a person specified by
Owner of the amount of Deposited
Securities represented hereby or
evidence of the right to receive the same
or 2 to have such Deposited Securities
forwarded at his cost and risk to him at
the Corporate Trust Office of the
Depositary.  The words Deposited
Securities wherever used in this Receipt
shall mean the Shares deposited under
the agreement created by the Receipts as
hereinafter defined including such
evidence of the right to receive the same
and any and all other securities cash and
other property held by the Depositary in
place thereof or in addition thereto as
provided herein.  The word Owner
wherever used in this Receipt shall
mean the name in which this Receipt is
registered upon the books of the
Depositary from time to time.  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office. Its Corporate
Trust Office is located at 101 Barclay
Street New York New York 10286 and
its principal executive office is located
at One Wall Street New York New York
10286.
1.	RECEIPTS.
       This American Depositary
Receipt this Receipt is one of a
continuing issue of American
Depositary Receipts collectively the
Receipts all evidencing rights of like
tenor with respect to the Deposited
Securities and all issued or to be issued
upon the terms and subject to the
conditions herein provided which shall
govern the continuing arrangement by
the Depositary with respect to initial
deposits as well as the rights of holders
and Owners of Receipts subsequent to
such deposits.
       The issuer of the Receipts is
deemed to be the legal entity resulting
from the agreement herein provided for.
       The issuance of Receipts against
deposits generally may be suspended or
the issuance of Receipts against the
deposit of particular Shares may be
withheld if such action is deemed
necessary or advisable by the Depositary
at any time and from time to time
because of any requirements of any
government or governmental body or
commission or for any other reason.
 The Depositary assumes no liability
with respect to the validity or worth of
the Deposited Securities.
2.	TRANSFER OF RECEIPTS.
       Until the surrender of this
Receipt in accordance with the terms
hereof the Depositary will maintain an
office in the Borough of Manhattan The
City of New York for the registration of
Receipts and transfers of Receipts where
the Owners of the Receipts may during
regular business hours inspect the
transfer books maintained by the
Depositary that list the Owners of the
Receipts.  The transfer of this Receipt is
registrable on the books of the
Depositary at its Corporate Trust Office
by the holder hereof in person or by
duly authorized attorney upon surrender
of this Receipt properly endorsed for
transfer or accompanied by proper
instruments of transfer and funds
sufficient to pay any applicable transfer
taxes and the fees and expenses of the
Depositary and upon compliance with
such regulations if any as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts or may be combined with other
such Receipts into one Receipt
representing the same aggregate number
of American Depositary Shares as the
Receipt or Receipts surrendered.  Upon
such split or combination not involving
a transfer a charge will be made as
provided herein.  The Depositary may
close the transfer books at any time or
from time to time when deemed
expedient by it in connection with the
performance of its duties hereunder.
3.	PROOF OF CITIZENSHIP
OR RESIDENCE.
       The Depositary may require any
holder or Owner of Receipts or any
person presenting securities for deposit
against the issuance of Receipts from
time to time to file such proof of
citizenship or residence and to furnish
such other information by affidavit or
otherwise and to execute such
certificates and other instruments as may
be necessary or proper to comply with
any laws or regulations relating to the
issuance or transfer of Receipts the
receipt or distribution of dividends or
other property or the taxation thereof or
of receipts or deposited securities and
the Depositary may withhold the
issuance or registration of transfer of
any Receipt or payment of such
dividends or delivery of such property
from any holder Owner or other person
as the case may be who shall fail to file
such proofs certificates or other
instruments.
4.	TRANSFERABILITY
RECORDOWNERSHIP.
       It is a condition of this Receipt
and every successive holder and Owner
of this Receipt by accepting or holding
the same consents and agrees that title to
this Receipt when properly endorsed or
accompanied by proper instruments of
transfer is transferable by delivery with
the same effect as in the case of a
negotiable instrument provided however
that prior to the due presentation of this
Receipt for registration of transfer as
above provided and subject to the
provisions of Article 9 below the
Depositary notwithstanding any notice
to the contrary may treat the person in
whose name this Receipt is registered on
the books of the Depositary as the
absolute owner hereof for the purpose of
determining the person entitled to
distribution of dividends and for any
other purpose.
5.	TAX LIABILITY.
       The Depositary shall not be
liable for any taxes or governmental or
other assessments or charges that may
become payable in respect of the
Deposited Securities but a ratable part of
any and all of the same whether such tax
assessment or charge becomes payable
by reason of any present or future law
statute charter provision bylaw
regulation or otherwise shall be payable
by the Owner hereof to the Depositary at
any time on request.  Upon the failure of
the holder or Owner of this Receipt to
pay any such amount the Depositary
may sell for account of such Owner an
amount of the Deposited Securities
equal to all or any part of the amount
represented by this Receipt and may
apply the proceeds in payment of such
obligations the Owner hereof remaining
liable for any deficiency.
6.	REPRESENTATIONS AND
WARRANTIES.
       Every person presenting Shares
for deposit shall be deemed thereby to
represent and warrant that such Shares
and each certificate if any therefor are
validly issued fully paid and
nonassessable that such Shares were not
issued in violation of any preemptive or
similar rights of the holders of any
securities and that the person making
such deposit is duly authorized so to do.
 Every such person shall also be deemed
to represent that the deposit of such
securities and the sale of American
Depositary Shares representing such
Shares by that person in the United
States are not restricted under the
Securities Act of 1933 as amended the
Securities Act of 1933.  Such
representations and warranties shall
survive the deposit of such securities
and issuance of Receipts.
       This Receipt is issued subject
and all rights of the holder or Owner
hereof are expressly subject to the terms
and conditions set forth on both sides of
this Receipt all of which form a part of
the agreement evidenced in this Receipt
and to all of which the holder or Owner
hereof by accepting this Receipt
consents.
7.	REPORTS OF ISSUER OF
DEPOSITED SECURITIES
VOTING RIGHTS.
       As of the date of the
establishment of the program for
issuance of Receipts by the Depositary
the Depositary believed based on limited
investigation that the issuer of the
Deposited Securities either i furnished
the Securities and Exchange
Commission the Commission with
certain public reports and documents
required by foreign law or otherwise or
ii published information in English on
its Internet website at
httpwww.ferrovial.comen or another
electronic information delivery system
generally available to the public in its
primary trading market in either case in
compliance with Rule 12g32b under the
Securities and Exchange Act of 1934 as
in effect and applicable to that issuer at
that time.  However the Depositary does
not assume any duty to determine if the
issuer of the Deposited Securities is
complying with the current requirements
of Rule 12g32b or to take any action if
that issuer is not complying with those
requirements.
       The Depositary shall be under
no obligation to give notice to the holder
or Owner of this Receipt of any meeting
of shareholders or of any report of or
communication from the issuer of the
Deposited Securities or of any other
matter concerning the affairs of such
issuer except as herein expressly
provided.  The Depositary undertakes to
make available for inspection by holders
and Owners of the Receipts at its
Corporate Trust Office any reports and
communication received from the issuer
of the Deposited Securities that are both
i received by the Depositary as the
holder of the Deposited Securities and ii
made generally available to the holders
of the Deposited Securities by the issuer
thereof.  Such reports and
communications will be available in the
language in which they were received
by the Depositary from the issuer of the
Deposited Securities except to the extent
if any that the Depositary in its sole
discretion elects to both i translate into
English any of such reports or
communications that were not in
English when received by the
Depositary and ii make such translations
if any available for inspection by
holders and Owners of the Receipts.
 The Depositary has no obligation of any
kind to translate any of such reports or
communications or to make such
translation if any available for such
inspection.
       The Depositary may in its
discretion exercise in any manner or not
exercise any and all voting rights that
may exist in respect of the Deposited
Securities.  The Depositary may but
assumes no obligation to notify Owners
of an upcoming meeting of holders of
Deposited Securities or solicit
instructions from Owners as to the
exercise of any voting rights with
respect to the Deposited Securities.
Upon the written request of the Owner
of this Receipt and payment to it of any
expense involved the Depositary may in
its sole discretion but assumes no
obligation to exercise any voting rights
with respect to the amount of the
Deposited Securities represented by the
American Depositary Shares evidenced
by this Receipt in accordance with that
request.
8.	DISTRIBUTIONS.
       Until the surrender of this
Receipt the Depositary a shall distribute
or otherwise make available to the
Owner hereof at a time and in such
manner as it shall determine any
distributions of cash Shares or other
securities or property other than
subscription or other rights and b may
distribute or otherwise make available to
the Owner hereof at a time and in such
manner as it shall determine any
distributions of subscription or other
rights in each case received with respect
to the amount of Deposited Securities
represented hereby after deduction or
upon payment of the fees and expenses
of the Depositary described in Article 13
below and the withholding of any taxes
in respect thereof provided however that
the Depositary shall not make any
distribution for which it has not received
satisfactory assurances which may be an
opinion of United States counsel that the
distribution is registered under or is
exempt from or not subject to the
registration requirements of the
Securities Act of 1933 or any other
applicable law.  If the Depositary is not
obligated under the preceding sentence
to distribute or make available a
distribution under the preceding
sentence the Depositary may sell such
Shares other securities subscription or
other rights securities or other property
and the Depositary shall distribute the
net proceeds of a sale of that kind to the
Owners entitled to them after deduction
or upon payment of the fees and
expenses of the Depositary described in
Article 13 below and the withholding of
any taxes in respect thereof.  In lieu of
distributing fractional American
Depositary Shares for distributed Shares
or other fractional securities the
Depositary may in its discretion sell the
amount of securities or property equal to
the aggregate of those fractions.  In the
case of subscription or other rights the
Depositary may in its discretion issue
warrants for such subscription or other
rights andor seek instructions from the
Owner of this Receipt as to the
disposition to be made of such
subscription or other rights.  If the
Depositary does not distribute or make
available to Owners or sell distributed
subscription or other rights the
Depositary shall allow those rights to
lapse.  Sales of subscription or other
rights securities or other property by the
Depositary shall be made at such time
and in such manner as the Depositary
may deem advisable.
       If the Depositary shall find in its
opinion that any cash distribution is not
convertible in its entirety or with respect
to the Owners of a portion of the
Receipts on a reasonable basis into U.S.
Dollars available to it in the City of New
York or if any required approval or
license of any government or agency for
such conversion is denied or is not
obtainable within a reasonable period
the Depositary may in its discretion
make such conversion and distribution
in U.S. Dollars to the extent possible at
such time and rates of conversion as the
Depositary shall deem appropriate to the
Owners entitled thereto and shall with
respect to any such currency not
converted or convertible either
i distribute such foreign currency to the
holders entitled thereto or ii hold such
currency for the respective accounts of
such Owners uninvested and without
liability for interest thereon in which
case the Depositary may distribute
appropriate warrants or other
instruments evidencing rights to receive
such foreign currency.
9.	RECORD DATES
ESTABLISHED BY DEPOSITARY.
       Whenever any cash dividend or
other cash distribution shall become
payable or any distribution other than
cash shall be made or whenever rights
shall be offered with respect to
Deposited Securities or whenever the
Depositary shall receive notice of any
meeting of Owners of Deposited
Securities or whenever it is necessary or
desirable to determine the Owners of
Receipts the Depositary will fix a record
date for the determination of the Owners
generally or the Owners of Receipts
who shall be entitled to receive such
dividend distribution or rights or the net
proceeds of the sale thereof to give
instructions for the exercise of voting
rights at any such meeting or
responsible for any other purpose for
which the record date was set.
10.	CHANGES AFFECTING
DEPOSITED SECURITIES.
       Upon i any change in nominal
value or any subdivision combination or
any other reclassification of the
Deposited Securities or ii any
recapitalization reorganization sale of
assets substantially as an entirety merger
or consolidation affecting the issuer of
the Deposited Securities or to which it is
a party or iii the redemption by the
issuer of the Deposited Securities at any
time of any or all of such Deposited
Securities provided the same are subject
to redemption then and in any such case
the Depositary shall have the right to
exchange or surrender such Deposited
Securities and accept and hold
hereunder in lieu thereof  other shares
securities cash or property to be issued
or delivered in lieu of or in exchange for
or distributed or paid with respect to
such Deposited Securities.  Upon any
such exchange or surrender the
Depositary shall have the right in its
discretion to call for surrender of this
Receipt in exchange upon payment of
fees and expenses of the Depositary for
one or more new Receipts of the same
form and tenor as this Receipt but
describing the substituted Deposited
Securities.  In any such case the
Depositary shall have the right to fix a
date after which this Receipt shall only
entitle the Owner to receive such new
Receipt or Receipts.  The Depositary
shall mail notice of any redemption of
Deposited Securities to the Owners of
Receipts provided that in the case of any
redemption of less than all of the
Deposited Securities the Depositary
shall select in such manner as it shall
determine an equivalent number of
American Depositary Shares to be
redeemed and shall mail notice of
redemption only to the Owners of
Receipts evidencing those American
Depositary Shares.  The sole right of the
Owners of Receipts evidencing
American Depositary Shares designated
for redemption after the mailing of such
notice of redemption shall be to receive
the cash rights and other property
applicable to the same upon surrender to
the Depositary and upon payment of its
fees and expenses of the Receipts
evidencing such American Depositary
Shares.
11.	LIABILITY OF
DEPOSITARY.
       The Depositary shall not incur
any liability to any holder or Owner of
this Receipt i if by reason of any
provisions of any present or future law
of the United States of America any
state thereof or of any other country or
of any governmental or regulatory
authority or by reason of any provision
present or future of the charter or
articles of association or similar
governing document of the issuer or of
the Deposited Securities the Depositary
shall be prevented delayed or forbidden
from or subjected to any civil or
criminal penalty or extraordinary
expenses on account of doing or
performing any act or thing which by
the terms hereof it is provided shall be
done or performed ii by reason of any
nonperformance or delay caused as
specified in clause i above in the
performance of any act or thing which
by the terms of this Receipt it is
provided shall or may be done or
performed iii by reason of any exercise
of or failure to exercise any discretion
provided for herein iv for the inability of
any Owner or holder to benefit from any
distribution offering right or other
benefit which is made available to
holders of Deposited Securities but is
not made available to Owners or holders
v for any special consequential or
punitive damages for any breach of the
terms of this Receipt or vi arising out of
any act of God terrorism or war or any
other circumstances beyond its control.
       The Depositary shall not be
responsible for any failure to carry out
any requests to vote any Deposited
Securities or for the manner or effect of
any vote that is cast either with or
without the request of any Owner or for
not exercising any right to vote any
Deposited Securities.
       The Depositary does not assume
any obligation and shall not be subject
to any liability to holders or Owners
hereunder other than agreeing to act
without negligence or bad faith in the
performance of such duties as are
specifically set forth herein.
       The Depositary shall be under
no obligation to appear in prosecute or
defend any action suit or other
proceeding in respect of any of the
Deposited Securities or in respect of the
Receipts on behalf of Owners or holders
or any other persons.  The Depositary
shall not be liable for any action or
nonaction by it in reliance upon the
advice of or information from legal
counsel accountants or any other
persons believed by it in good faith to be
competent to give such advice or
information.
       The Depositary subject to
Article 14 hereof may itself become the
owner of and deal in securities of any
class of the issuer of the Deposited
Securities and in Receipts of this issue.
12.	TERMINATION OF
AGREEMENT AND SURRENDER
OF THIS RECEIPT.
       The Depositary may at any time
terminate the agreement evidenced by
this Receipt and all other Receipts by
mailing notice of such termination to the
Owners of all Receipts then outstanding
at their addresses appearing upon the
books of the Depositary at least thirty
days prior to the date fixed in such
notice for termination.  On and after
such date of termination the Owner
hereof upon surrender of this Receipt at
the Corporate Trust Office of the
Depositary will be entitled to delivery of
the amount of the Deposited Securities
represented hereby upon the same terms
and conditions and upon payment of a
fee at the rates provided herein with
respect to the surrender of this Receipt
for Deposited Securities and on payment
of applicable taxes and charges.  The
Depositary may convert any dividends
received by it in cash after the
termination date into U.S. Dollars as
herein provided and after deducting
therefrom the fees of the Depositary and
referred to herein and any taxes and
governmental charges and shall
thereafter hold the balance of said
dividends for the pro rata benefit of the
Owners of the respective Receipts.  As
to any Receipts not so surrendered
within thirty days after such date of
termination the Depositary shall
thereafter have no obligation with
respect to the collection or disbursement
of any subsequent dividends or any
subscriptions or other rights accruing on
the Deposited Securities.  After the
expiration of three months from such
date of termination the Depositary may
sell any remaining Deposited Securities
in such manner as it may determine and
may thereafter hold uninvested the net
proceeds of any such sale or sales
together with any dividends received
prior to such sale or the U.S. Dollars
received on conversion thereof
unsegregated and without liability for
any interest thereon for the pro rata
benefit of the Owners of the Receipts
that have not theretofore been
surrendered for cancellation such
Owners thereupon becoming general
creditors of the Depositary with respect
to such net proceeds.  After making such
sale or if no such sale can be made after
the expiration of one year from such
date of termination the Depositary shall
be discharged from all obligations
whatsoever to the holders and Owners
of the Receipts except to make
distribution of the net proceeds of sale
and of such dividends after deducting all
fees charges and expenses of the
Depositary or of the Deposited
Securities in case no sale can be made
upon surrender of the Receipts.
13.	CERTAIN FEES AND
CHARGES OF THE DEPOSITARY.
       The Depositary may charge any
party depositing or withdrawing Shares
any party transferring or surrendering
Receipts any party to whom Receipts
are issued including issuance pursuant to
a stock dividend or stock split or an
exchange of stock or distribution
pursuant to Articles 8 or 10 or Owners
as applicable i fees for the delivery or
surrender of Receipts and deposit or
withdrawal of Shares ii fees for
distributing cash Shares or other
property received in respect of
Deposited Securities iii taxes and other
governmental charges iv registration or
custodial fees or charges relating to the
Shares v cable telex and facsimile
transmission expenses vi foreign
currency conversion expenses and fees
vii depositary servicing fees and viii any
other fees or charges incurred by the
Depositary or its agents in connection
with the Receipt program.  The
Depositarys fees and charges may differ
from those of other depositaries.  The
Depositary reserves the right to modify
reduce or increase its fees upon thirty 30
days notice to the Owner hereof.  The
Depositary will provide without charge
a copy of its latest schedule of fees and
charges to any party requesting it.
       The Depositary may charge fees
for receiving deposits and issuing
Receipts for delivering Deposited
Securities against surrendered Receipts
for transfer of Receipts for splits or
combinations of Receipts for
distribution of each cash or other
distribution on Deposited Securities for
sales or exercise of rights or for other
services performed hereunder.  The
Depositary reserves the right to modify
reduce or increase its fees upon thirty 30
days notice to the Owner hereof.  The
Depositary will provide without charge
a copy of its latest fee schedule to any
party requesting it.
14.	PRERELEASE OF
RECEIPTS.
       Notwithstanding any other
provision of this Receipt the Depositary
may execute and deliver Receipts prior
to the receipt of Shares PreRelease. The
Depositary may deliver Shares upon the
receipt and cancellation of Receipts
which have been PreReleased whether
or not such cancellation is prior to the
termination of such PreRelease or the
Depositary knows that such Receipt has
been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be a preceded or
accompanied by a written representation
from the person to whom Receipts or
Shares are to be delivered that such
person or its customer owns the Shares
or Receipts to be remitted as the case
may be b at all times fully collateralized
with cash or such other collateral as the
Depositary deems appropriate
c terminable by the Depositary on not
more than five 5 business days notice
and d subject to such further indemnities
and credit regulations as the Depositary
deems appropriate.  The number of
American Depositary Shares which are
outstanding at any time as a result of
PreReleases will not normally exceed
thirty percent 30% of the Shares
deposited with the Depositary provided
however that the Depositary reserves the
right to change or disregard such limit
from time to time as it deems
appropriate.
       The Depositary may retain for
its own account any compensation
received by it in connection with the
foregoing.
15.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
       Notwithstanding any terms of
this Receipt to the contrary the
Depositary will not exercise any rights it
has under this Receipt to prevent the
withdrawal or delivery of Deposited
Securities in a manner which would
violate the United States securities laws
including but not limited to Section 1A1
of the General Instructions to the Form
F6 Registration Statement as amended
from time to time under the Securities
Act of 1933.
16.	GOVERNING LAW VENUE
OF ACTIONS JURY TRIAL
WAIVER.
       This Receipt shall be interpreted
and all rights hereunder and provisions
hereof shall be governed by the laws of
the State of New York.
       All actions and proceedings
brought by any Owner or holder of this
Receipt against the Depositary arising
out of or relating to the Shares or other
Deposited Securities the American
Depositary Shares or the Receipts or any
transaction contemplated herein shall be
litigated only in courts located within
the State of New York.
       EACH OWNER AND
HOLDER HEREBY IRREVOCABLY
WAIVES TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW
ANY RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY SUIT
ACTION OR PROCEEDING
AGAINST THE DEPOSITARY
DIRECTLY OR INDIRECTLY
ARISING OUT OF OR RELATING TO
THE SHARES OR OTHER
DEPOSITED SECURITIES THE
AMERICAN DEPOSITARY SHARES
OR THE RECEIPTS OR ANY
TRANSACTION CONTEMPLATED
HEREIN OR THE BREACH HEREOF
INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE
VALIDITY OR TERMINATION
WHETHER BASED ON CONTRACT
TORT OR ANY OTHER THEORY.
17.	AMENDMENT OF
RECEIPTS.
       The form of the Receipts and
the agreement created thereby may at
any time and from time to time be
amended by the Depositary in any
respect which it may deem necessary or
desirable. Any amendment which shall
prejudice any substantial existing right of Owners shall not become effective as to outstanding Receipts until the expiration of thirty 30 days after notice of such amendment shall have been given to the Owners of outstanding
Receipts provided however that such
thirty 30 days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges registration fees cable telex or facsimile transmission costs delivery costs or other such expenses. Every Owner and holder of a Receipt at the time any amendment so becomes effective shall be deemed by continuing to hold such Receipt to consent and agree to such amendment and to be bound by the agreement created by Receipt as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the amount of Deposited Securities represented by the American Depositary Shares evidenced thereby except in order to comply with mandatory provisions of applicable law.